UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2010

TAL INTERNATIONAL GROUP, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-126317	20-1796526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manhattanville Road

Purchase, New York 10577-2135

(Address of Principal Executive Offices, including Zip Code)

Telephone: (914) 251-9000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.

On June 28, 2010, TAL Advantage IV LLC (“TAL Advantage IV”), an indirect wholly owned subsidiary of TAL International Group, Inc., completed the offering of $197,000,000 Series 2010-1 Fixed Rate Secured Notes (“Series 2010-1 Notes”).  The Series 2010-1 Notes, which were rated “A” by Standard & Poor’s, were issued at par with an annual interest rate of 5.5%, have a scheduled maturity date of July 20, 2020 and a final legal maturity date of July 21, 2025.  The transaction documents contain customary affirmative and negative covenants, financial covenants, representations and warranties, and events of default, which are subject to various exceptions and qualifications.  TAL Advantage IV will use the net proceeds of the offering to purchase containers and for other general business purposes.  A copy of the press release is furnished with this report as Exhibit 99.1.

In conjunction with the offering, TAL Advantage III LLC, an indirect wholly owned subsidiary of TAL International Group, Inc., will reduce the size of its asset backed credit facility from $370,000,000 to $325,000,000.

The notes were offered within the United States only to qualified institutional investors pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to persons outside the United States in compliance with Regulation S under the Securities Act.  The notes have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Item 2.03.    Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(c)   Exhibits

99.1     Press release issued by TAL International Group, Inc. dated June 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAL International Group, Inc.

Dated: June 28, 2010	By:	/s/ Jeffrey Casucci
Name: Jeffrey Casucci
Title: Vice President and Treasurer

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION
99.1	Press Release issued by TAL International Group, Inc. on June 28, 2010 announcing the completion by TAL Advantage IV of its Series 2010-1 Note offering.